Exhibit 10.1

Second Amendment

To

Employment Agreement

This Second Amendment To Employment Agreement (this “Amendment”) is dated June 28, 2024 (the “Amendment Effective Date”) by and between Brand Engagement Network, Inc. (“Employer”) and Michael Zacharski (“Executive”) for the purpose of amending that certain Employment Agreement by and between Employer and Executive, effective August 16, 2023, and as amended on April 22, 2024 (the “Employment Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

Whereas, Section 20 of the Employment Agreement provides the Employment Agreement may be changed or modified in whole or in part by a writing executed by Executive and an authorized officer of Employer; and

Whereas, the parties mutually desire to modify certain provisions that would otherwise apply to Executive’s employment pursuant to the Employment Agreement.

Now, Therefore, pursuant to Section 20 of the Employment Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 5(E) of the Employment Agreement is hereby deleted and replaced with the following:

(E)	Executive has earned and will receive a vested bonus equal to $500,000.00 (the “Merger Bonus”) for the successful closing of the Merger with a value of the new company at the time of the Merger exceeding $100,000,000.00 with (i) 50% of the Merger Bonus payable in the form of the number of fully-vested restricted shares of Employer’s common stock, which shall not be subject to either forfeiture or a Restriction Period (as defined in the Brand Engagement Network, Inc. 2023 Long-Term Incentive Plan (the “Plan”)), subject to Employer’s Insider Trading Policy, with the $250,000 value calculated using a trailing 5-trading day average BNAI share price ending on, and including, the date of grant, less any required withholding or taxes, with a grant date of no later than 4 business days from the Amendment Effective Date and subject to the terms and conditions of the Plan and Employer’s standard form of restricted stock grant agreement; and (ii) 50% of the Merger Bonus payable in cash by September 30, 2024 or the completion of an acquisition by Employer, whichever is earlier, but in no event later than December 31, 2024, and in each case, less any required withholding or taxes. For the avoidance of doubt, Executive has already earned and satisfied all conditions necessary to receive the Merger Bonus, has a fully vested right to the Merger Bonus, and is not required to remain employed by Employer in order to receive payment of the Merger Bonus.

2.	Exhibit A, Section 3 of the Employment Agreement is hereby deleted and replaced with the following:

3. TITLE AND DUTIES: Executive shall serve as the Co-Chief Executive Officer of Brand Engagement Network, Inc. (the “Company”), with responsibilities, duties and authority limited solely to providing strategic advice to the Company related to potential acquisitions and related transactions, reporting directly to the Board of Directors of the Company (the “Board”). Executive will determine Executive’s primary work location, traveling as reasonably necessary for the Business. In addition, the Company shall appoint Executive as a member of the Board and shall use commercially reasonable efforts to cause Executive to be reelected as a member of the Board while employed hereunder. Employer will not reduce the title, powers or duties of Executive during the term of this Agreement. If Employer reduces the title, powers, or duties of Executive, infringes upon them, or otherwise breaches this Agreement in any respect, and does not cure the breach as set forth under the definition of “Good Reason”, then it shall constitute good reason for Executive to terminate this Agreement and Executive’s employment.

3.	The Employment Agreement, except as modified by this Amendment, shall remain in full force and effect.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

In Witness Whereof, Employer and Executive have caused this Amendment to be executed as of the Amendment Effective Date.

EMPLOYER:

Brand Engagement Network, Inc.

By:	/s/ Paul Chang

Name:	Paul Chang

Title:	Co-Chief Executive Officer

EXECUTIVE:

Michael Zacharski

Signature:	/s/ Michael Zacharski

Signature Page to Second Amendment to Employment Agreement